EXHIBIT 23


               CONSENT OF REGISTERED INDEPENDENT PUBLIC ACCOUNTANT



     We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 pertaining to the Oak Hill Financial, Inc. 401(k) and Profit Sharing Plan (the "Plan"), of our report dated June 25, 2004, with respect to the financial statements of the Plan as of December 31, 2003 and 2002 included in the Plan's Annual Report on the Form 11-K for the years ended December 31, 2003 and 2002, filed with the Securities and Exchange Commission.


/s/ Grant Thornton LLP


Cincinnati, Ohio
June 28, 2004